Exhibit 1.1






                             UNDERWRITING AGREEMENT

                                 BY AND BETWEEN

                           CHATFIELD DEAN & CO., INC.

                                       AND

                       THE PRIMA GROUP INTERNATIONAL, INC.



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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1         Description of Securities....................................1
         1.1      Offering.....................................................1
         1.2      Shares.......................................................1
         1.3      Representative's Warrants....................................2

SECTION 2         Representations and Warranties of the Company................2
         2.1      Registration Statement on Form S-1 and Related Prospectus....2
         2.2      Accuracy of Registration Statement and Related Prospectus....3
         2.3      Financial Statements.........................................3
         2.4      Independent Public Accountants...............................4
         2.5      No Material Adverse Change...................................4
         2.6      No Defaults..................................................4
         2.7      Incorporation and Standing...................................5
         2.8      Legality of Outstanding Common Stock.........................5
         2.9      Legality of Securities.......................................6
         2.10     Prior Sales..................................................6
         2.11     Litigation...................................................7
         2.12     Representative's Warrants....................................7
         2.13     Finder.......................................................7
         2.14     Exhibits.....................................................7
         2.15     Tax Returns..................................................8
         2.16     Property.....................................................8
         2.17     Use of Proceeds..............................................8
         2.18     Authority....................................................8
         2.19     Subsidiaries.................................................9
         2.20     Availability of Information Concerning the Company...........9
         2.21     Stop or Suspension Orders...................................10
         2.22     Transfer Agent..............................................10
         2.23     Employment Agreements; Employee Incentive Plans.............10
         2.24     Intellectual Property Rights................................10
         2.25     Prior Issuances.............................................11
         2.26     Tax Consequences of Reorganization..........................11
         2.27     Stock Incentive Plan........................................12
         2.28     Florida Compliance..........................................12
         2.29     Compliance with Business Advisory Letter....................12

SECTION 3         Issue, Sale and Delivery of the Shares......................12
         3.1      Appointment of Representative...............................12
         3.2      Default by a Member.........................................13
         3.3      Offering Price..............................................14
         3.4      Principal Terms of Representative's Warrants................14
         3.5      Inspection of Certificates..................................15

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         3.6      Closing.....................................................15
         3.7      Representative's Expense Allowance..........................16
         3.8      Mutual Warranty.............................................16
         3.9      Sales Reports...............................................17
         3.10     Re-offers By Selected Dealers...............................17

SECTION 4         Registration Statement and Prospectus.......................17
         4.1      Representative's Copies.....................................17
         4.2      Copies of Preliminary Prospectus and Prospectus.............17
         4.3      Post-Effective Amendments...................................18
         4.4      Use of Prospectus...........................................19

SECTION 5         Covenants of the Company....................................19
         5.1      Filing of Amendments........................................19
         5.2      Declaration of Effectiveness................................19
         5.3      Amendments at the Request of the Representative.............20
         5.4      Blue Sky....................................................20
         5.5      Further Reports.............................................21
         5.6      Reports to Representative...................................21
         5.7      Expenses of Offering........................................23
         5.8      Stockholder Reports.........................................23
         5.9      1933 Act Reporting..........................................24
         5.10     Use of Proceeds.............................................24
         5.11     Transfer Sheets.............................................24
         5.12     Information About the Company...............................24
         5.13     Due Diligence Investigation for Offering and for Proceedings
                  involving the Representative................................24
         5.14     Transfer Agent..............................................25
         5.15     Conditions Precedent........................................25
         5.16     1934 Act Registration and Reporting; Listing................25
         5.17     No Material Change..........................................26
         5.18     Bound Volumes...............................................26
         5.19     Financial Consulting Agreement..............................26
         5.20     Additional Financing........................................27
         5.21     Restriction on Sale of Securities...........................28
         5.22     Public Relations Firm.......................................28
         5.23     Board of Directors Meetings.................................28
         5.24     Fundamental Corporate Transactions..........................29
         5.25     Potential Acquisition of Prima Electronics..................29
         5.26     Stock Incentive Plan; Incentive Compensation................29
         5.27     Composition of Board of Directors...........................30
         5.28     Compliance with Business Advisory Letter....................30
         5.29     Qualification of Shares in Italy............................30

SECTION 6         Indemnification.............................................30


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SECTION 7         Effectiveness of Agreement..................................34

SECTION 8         Conditions to the Representative's Obligations..............34
         8.1      Effective Date..............................................34
         8.2      Accuracy of Registration Statement..........................35
         8.3      Casualty....................................................35
         8.4      Litigation..................................................35
         8.5      No Material Change..........................................35
         8.6      Review by Representative's Counsel..........................35
         8.7      Opinion of Company Counsel..................................36
         8.8      Opinion of Italian Counsel..................................40
         8.9      Opinion of Intellectual Property Counsel....................42
         8.10     Opinion of Counsel for Miojusti Investments BV..............44
         8.11     Auditor's Letter............................................44
         8.12     Officer's Certificate.......................................45
         8.13     Secretary's Certificate.....................................48
         8.14     Opinion of Representative's Counsel.........................48
         8.15     Opinion of Underwriters' Italian Counsel....................48
         8.16     Tender of Securities........................................48
         8.17     Blue Sky Qualification......................................48
         8.18     Approval of Representative's Counsel........................49
         8.19     Officer's Certificate as a Company Representation...........49
         8.20     Exchange Listing............................................49
         8.21     Board Committees............................................49

SECTION 9         Termination.................................................49
         9.1      Termination by Representative...............................49
         9.2      Termination by Representative--"Market Out".................49
         9.3      Survival of Obligations After Termination...................50
         9.4      Suspension Proceedings......................................51

SECTION 10        Representative's Representations and Warranties.............51
         10.1     Registration as Broker-Dealer...............................51
         10.2     No Pending Proceedings......................................51
         10.3     Compliance with NASD Rules..................................51
         10.4     Finder......................................................51

SECTION 11        Notices.....................................................52

SECTION 12        Miscellaneous...............................................52
         12.1     Sole Benefit................................................52
         12.2     Survival....................................................53
         12.3     Specific Performance........................................53
         12.4     Governing Law...............................................53
         12.5     Jurisdiction................................................53
         12.6     Waiver......................................................54
         12.7     Counterparts................................................54




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                             UNDERWRITING AGREEMENT


Chatfield Dean & Co., Inc.
7935 East Prentice Avenue
Suite 200
Greenwood Village, Colorado 80111

Gentlemen:

         The PRIMA Group International, Inc., a Delaware corporation (unless the context requires otherwise, referred to herein, together with its subsidiaries, as the "Company"), hereby confirms its agreement with Chatfield Dean & Co., Inc. a Colorado corporation (the "Representative"), and with the other members of the Underwriting Group named in Schedule I attached hereto (individually referred to as "Member" and collectively referred to as "Members"), including the Representative (collectively, the "Underwriting Group") as follows (if there is no Schedule I attached, all references in this Agreement to the Underwriting Group shall be deemed to refer only to the Representative):

                                    SECTION 1

                            Description of Securities

         1.1 Offering. The Company represents, covenants, warrants and agrees that its authorized, issued and outstanding capitalization, when the offering (the "Offering") of the Shares (as hereinafter defined) contemplated hereby is permitted to commence and at the Closing Date (as hereinafter defined), will be as set forth in the Registration Statement and related Prospectus (as such terms are hereinafter defined or described). The Company proposes to issue, offer and sell to the Underwriting Group an aggregate of 2,000,000 shares of the Company's Common Stock, $.01 par value per share, at an offering price of $____ per share (the "Offering Price") and on the other terms hereinafter set forth. The Underwriting Group shall also have an over-allotment option to purchase from the Company up to an additional 300,000 shares, as provided in Section 3.1 hereof.

         1.2 Shares. As used herein, the shares of the Company's common stock, $.01 par value may be referred to as the "Stock" or the "Common Stock", and the shares of the Common Stock to be registered in the Registration Statement, including those which comprise the over-allotment option described above, but excluding the Representative's Warrant Stock (as hereinafter defined), may


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be referred to as the "Shares."

         1.3 Representative's Warrants. As partial consideration for the services of the Representative hereunder, the Company will authorize, issue, sell and deliver to the Representative at the Closing (as hereinafter defined) for a purchase price of $100.00, warrants (the "Representative's Warrants") to purchase a certain number of shares of the Common Stock (the "Representative's Warrant Stock"), as more fully set forth at Section 3.4 of this Agreement.

                                    SECTION 2

                  Representations and Warranties of the Company

         In order to induce the Representative to enter into this Agreement, the Company hereby represents and warrants to, and agrees with, the Representative as follows:

         2.1 Registration Statement on Form S-1 and Related Prospectus. The Registration Statement on Form S-1 (File No. 333-38059) and the Prospectus in the form specified by Form S-1 with respect to the Shares, copies of which have been delivered heretofore by the Company to the Representative, have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, including, but not limited to, Regulations C and S-K (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), and the Registration Statement and related Prospectus, together with all exhibits and other documents required by the Rules and Regulations, have been filed by the Company with the Commission under the 1933 Act; and the Company will use its best efforts to cause the Commission to declare such Registration Statement effective as promptly as possible. The Company may file one or more additional amendments to the Registration Statement and related Prospectus with the Commission on or prior to the Effective Date (as hereinafter defined), and copies of each such amendment will be delivered to the Representative for its approval prior to such filing.

         As used in this Agreement, the terms "Registration Statement on Form S-1" and "Registration Statement" refer to and mean the Registration Statement on Form S-1 prepared by the Company in connection with the Offering and any and all amendments thereto, including, but not limited to, exhibits and financial statements and, in the event of any amendment after the Effective Date, the term "Registration Statement on Form S-1" or "Registration Statement" is inclusive of such amendments. The term


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"Prospectus" refers to and means the Prospectus, including each Preliminary
Prospectus (as hereinafter defined) prepared by the Company in the form specified by Form S-1, and all amendments thereto, and, in the event of any amendment or supplement to such Prospectus after the Effective Date, the term "Prospectus" shall refer to and mean such Prospectus inclusive of such amendments or supplements. For purposes of this Agreement, the term "Preliminary Prospectus" means the amended prospectus included in the Registration Statement immediately prior to the Effective Date.




         2.2 Accuracy of Registration Statement and Related Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and each Preliminary Prospectus has conformed in all material respects with the requirements of the 1933 Act and the applicable Rules and Regulations and has not included any untrue statement of a material fact (except to the extent that the Preliminary Prospectus anticipates facts that will be true and correct as of the Effective Date that are not true on the date of the Preliminary Prospectus) or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the Effective Date and on the Closing Date: (a) the Registration Statement and the Prospectus will comply in all respects with the requirements of the 1933 Act and the Rules and Regulations for the purpose of the proposed Offering of the Shares; and (b) all statements of material fact contained in the Registration Statement and the Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.3 Financial Statements. The audited and other financial statements of the Company, together with related schedules and notes as set forth in the Registration Statement and the Prospectus, present fairly and reflect correctly the financial position and results of operations of the Company as of the respective dates, and for the respective periods, to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (applied on a consistent basis throughout the periods covered thereby) and the applicable rules and regulations of the Commission relating to financial statements and are correct, complete and consistent with the books and records of the Company (which books and records are correct and complete). All financial statements


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filed with the Registration Statement and the Prospectus reflect all liabilities of the Company, contingent or otherwise, required to be set forth therein under generally accepted accounting principles in effect as of the respective dates thereof and include adequate reserves for all federal and state tax liabilities incurred prior to their respective dates, and the Company has no material liabilities, contingent or otherwise, obligations or claims against it except as set forth therein.

         2.4 Independent Public Accountants. Hein + Associates LLP, who have certified or will certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and the Prospectus and, as experts, have reviewed certain other information of a financial or accounting nature contained in the Registration Statement and the Prospectus, are independent certified public accountants as required by the 1933 Act.


         2.5 No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement and the Prospectus, subsequent to the dates as of which information is given therein and through the Closing Date:

                  (a) there has not been, and will not be, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company or in its business taken as a whole;

                  (b) there has not been, and will not be, any material transaction entered into by the Company other than transactions in the ordinary course of the Company's business;

                  (c) the Company has not, and shall not have, incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus;

                  (d) there has not been, and will not be, any change in the capital stock or long-term debt (except current payments thereof) of the Company; and

                  (e) the Company has not, and shall not have, paid or declared any dividends or made any other distribution in respect of the capital stock of the Company.

         2.6 No Defaults. Other than as disclosed in the Registration Statement and the Prospectus, the Company is not in default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of


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indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or Bylaws (as each is currently in effect), any note, indenture, mortgage, deed of trust or other contract, agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. No consent, approval, authorization or order of any court or government instrumentality, agency or body is required for the consummation of the transactions contemplated herein except such as may be required under the 1933 Act or under the Blue Sky, or securities laws, of any state or jurisdiction.

         2.7 Incorporation and Standing. The Company and each of its subsidiaries: (a) is, and, at the Closing Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full power and authority (corporate and otherwise) to own its property and conduct its business, present and proposed, as described in the Registration Statement and the Prospectus; (b) has full power and authority to enter into this Agreement; (c) owns, free and clear of any lien, charge or encumbrance, all of the unissued capital stock as set forth in the Registration Statement and the Prospectus; and (d) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification and in which the failure to so qualify would have a material adverse effect on the Company.

         2.8 Legality of Outstanding Common Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the heading "Capitalization." At the Closing Date, the Company will have an authorized capitalization of (a) 14,000,000 shares of Common Stock, $.01 par value per share, of which no more than 4,700,300 shares (excluding shares issued pursuant to exercise of the over-allotment option described in Section 3.1) will be issued and outstanding and no shares of which will be held in the treasury of the Company; and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares will be issued and outstanding and no shares of which will be held in the


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treasury of the Company. At the Closing Date, the outstanding shares of Common
Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable. The outstanding shares of Common Stock conform to all statements with regard thereto contained in the Registration Statement and the Prospectus. No offers or sales of the Common Stock or other securities have been made by the Company in violation of the 1933 Act. On the Effective Date, and through and including the Closing Date, there will be no outstanding options, warrants or other rights (however characterized or described) to purchase any shares of the Common Stock or securities convertible into Common Stock, except as described in the Registration Statement and the Prospectus.

         2.9 Legality of Securities. The Shares, the Representative's Warrants, and the Representative's Warrant Stock have each been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, each of the Shares, the Representative's Warrants and the Representative's Warrant Stock will be validly issued, fully paid and nonassessable. Said securities, upon issuance, will not be subject to any preemptive right of any stockholder of the Company, and no preemptive rights will exist with respect to any securities of the Company through the Closing Date or until the expiration of the Representative's Warrant Period (as hereinafter defined). No stockholder of the Company is subject to personal liability solely on the basis of his, her or its ownership of capital stock of the Company. The Representative's Warrants, when sold and delivered, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms. A sufficient number of shares of the Common Stock have been reserved for issuance as Representative's Warrant Stock upon exercise of the Representative's Warrants. The Shares, the Representative's Warrants and the Representative's Warrant Stock will conform to all statements with regard thereto in the Registration Statement and the Prospectus.

         2.10 Prior Sales. No shares of the Common Stock or other securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any officer, director, predecessor, affiliate, promoter, associate, principal security holder, Representative or other controlling person of the Company during the period beginning three years (3) prior to the date hereof and ending on the date hereof, except as set forth in the Registration Statement. For purposes of this Agreement, an "affiliate" of a person or entity shall mean:
(a) any person or entity which directly or indirectly controls, or is controlled


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by, or is under common control with, such person or entity; (b) any person or entity which owns, beneficially or of record, 10% or more of any class of capital stock of such person or entity or of which 10% or more of any class of capital stock (or in the case of a person or entity that is not a corporation, 10% or more of the equity interest) is owned, beneficially or of record, by such person or entity; and (c) any person or entity directly or indirectly controlled by any of the foregoing. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         2.11 Litigation. Except as set forth in the Registration Statement and the Prospectus, there is, and, at the Closing Date, there will be, no litigation, cause of action, suit or proceeding before any court or governmental agency, authority, or body pending or, to the knowledge of the Company, threatened, which might result in a judgment or judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would, individually or collectively, have a material adverse effect on the properties or assets of the Company.

         2.12 Representative's Warrants. Upon delivery and receipt of payment for the Representative's Warrants to be sold by the Company as set forth in
Section 3.4 of this Agreement, the Representative and its assignees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever. The Company will have, on the Effective Date and the Closing Date, full legal right, power and authority to issue, sell, transfer and deliver the Representative's Warrants in the manner provided hereunder.

         2.13 Finder. No finder's fee has been or will be paid in connection with the transactions contemplated by this Agreement. It is understood that, should a claim be made for any finder's fee in connection with such transactions and based upon any agreement by the Company, the Company will indemnify the Representative with respect to any such claim in accordance with the procedures set forth in Section 6(c) hereof.


         2.14 Exhibits. There are no contracts, instruments or other documents which are required by the 1933 Act or by the Rules and Regulations to be filed as exhibits to the Registration Statement which have not been so filed. Each contract or other instrument (however characterized or described) to which the Company is a


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party and to which reference is made in the Registration Statement and the
Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company to any third party. The Company knows of no present situation or condition or fact not disclosed in the Registration Statement and the Prospectus which would prevent compliance by the parties with the terms of such contracts or instruments as amended to date. Except for amendments or modifications of such contracts or instruments in the ordinary course of business, the Company has no intention of exercising any right which would cause any other party to the contract to cancel any of their obligations under any of such contracts or instruments, and the Company has no knowledge that any other party to any of such contracts or instruments has any intention not to render full performance thereunder.

         2.15 Tax Returns. The Company has filed all federal, foreign, state and local tax returns which are required to be filed and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid, or adequate accruals have been established to cover any taxes which remain unpaid.

         2.16 Property. Except as otherwise set forth in, or contemplated by, the Registration Statement and the Prospectus: (i) the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all real and personal property and assets described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not individually or collectively affect adversely the present or prospective business of the Company; and (ii) the properties, including equipment, referred to in the Registration Statement and the Prospectus as being held under lease or option by the Company, are held under valid, subsisting and enforceable leases or options, with only such exceptions which collectively are not material and do not affect adversely the present or prospective business of the Company.

         2.17 Use of Proceeds. The Company plans to, and will, apply the proceeds from the sale of the Shares solely and exclusively to the purposes described in the Registration Statement and the Prospectus under the caption "Use of Proceeds."



         2.18 Authority. The execution and delivery by the Company



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of this Agreement has been duly authorized by all necessary corporate action, and this Agreement is the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         2.19 Subsidiaries. The Company has no subsidiaries except for those listed on Schedule 2.19 hereto (the "Subsidiaries"). The PRIMA Group International, Inc. (the "U.S. Corporation"), directly or indirectly through one or more Subsidiaries, owns 59.998% of the issued and outstanding capital stock of Prima Electronics S.p.A., a societa per azioni incorporated with limited liability under the laws of the Republic of Italy ("Prima Electronics"), and 99.98% of the issued and outstanding capital stock of each of the other Subsidiaries. All of the Company's capital stock of Prima Industrie S.p.A., a societa per azioni incorporated with limited liability under the laws of the Republic of Italy ("Prima Industrie," and, together with Prima Electronics, the "Italian Subsidiaries"), is held in the name of the U.S. Corporation. All of the Company's capital stock of Prima Electronics is held in the name of Prima Industrie.

         2.20 Availability of Information Concerning the Company. All documents and other information relating to the Company's affairs have been made available upon request to the Representative and its counsel at the Representative's office or at the office of its counsel, as the case may be, and copies of any such documents have been furnished upon request to the Representative or its counsel. Prior to the Effective Date, the substantive provisions of all such documents shall be subject to the approval of the Representative and, if not so approved, the Representative may elect not to proceed with the Offering. Notice of disapproval of any document shall be given to the Company or counsel to the Company within a reasonable time after the document is made available to the Representative or its counsel. Included among the documents to be made available to the Representative are the Company's Certificate of Incorporation, as amended, and related charter documents, Bylaws and amendments thereto, minutes of all meetings and other actions taken by the Company's incorporators, directors and stockholders and committees of the Company's Board of Directors, all financial statements, correct copies of any material contracts, licenses, leases or agreements to which the Company is a party or by which it or any of its assets is bound, including contracts for the sale of products or services in the normal course of business and including any employee (including officers and/or directors) incentive plans and any other type of fringe benefit plan, of whatever nature, and copies of all patents, patent applications, trademarks and trademark applications and assignments, licenses


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or concessions of any patent, patent application, trademark or trademark application in which the Company may have an interest.

         2.21 Stop or Suspension Orders. The Company is not aware of any threat of, or the initiation of, any steps or proceedings which would impair or prevent the right to offer the Shares or any other securities of the Company, or the issuance by the Commission or other regulatory authority of any stop order or suspension order or other prohibition preventing or impairing the transactions contemplated by this Agreement. The Company will advise the Representative immediately, and confirm in writing, the receipt of any such threat, the initiation of any such steps or proceedings or the issuance of any such order or prohibition.

         2.22 Transfer Agent. The Company has appointed American Securities Transfer & Trust, Incorporated, 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, as its transfer agent (the Transfer Agent") for the Common Stock.


         2.23 Employment Agreements; Employee Incentive Plans. The Company has entered into employment agreements with James R. Currier, Sr., Gianfranco Carbonato, Michael H. Gilbert and Gianni Ciamaroni, and has no written employment agreements with any other employee of the Company and no oral employment agreements the termination of which would result in a material liability for which accrual has not been made in the Company's financial statements. The Company has previously delivered to the Representative complete and correct copies of each of such employment agreements, and, in the case of any oral employment agreements, written memoranda summarizing all material terms thereof. The Company has obtained key man life insurance on the lives of Gianfranco Carbonato and James R. Currier, Sr., in the amounts of $250,000 and $1,000,000, respectively. The Company will use its best efforts to increase the amount of key man life insurance coverage on the life of Mr. Carbonato to $1,000,000 as soon as practicable. Except as set forth on Schedule 2.23, the Company has no employee benefit plans. The Company has previously delivered to the Representative complete and correct copies of each such employee benefit plan.


         2.24     Intellectual Property Rights.

                  (a) The Company owns or is licensed to use, in each case free and clear of all liens or encumbrances and rights thereto or therein by third parties, all United States or foreign patents (including rights under United States or foreign patent applications), trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how (collectively, "Intellectual Property Rights") necessary or advisable to conduct the business now being, or proposed to be, conducted by the Company as described in the Registration

Statement and the Prospectus. All such Intellectual Property Rights are cross-licensed to the U.S. Corporation from the Italian Subsidiaries without the payment of any royalties to the extent such Intellectual Property Rights are used in the development of new products or technology pursuant to the Company's "Laser On-Line" program. The Joint Development Agreement among the U.S. Corporation and each of the Italian Subsidiaries provides the U.S. Corporation with the exclusive right to use outside of Italy any Intellectual Property Rights developed pursuant to the Company's "Laser On-Line Program."

                  (b) The Company is not infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person and, except as set forth with particularity on Schedule 2.24 to this Agreement, the Company has not received any notice of, and is not otherwise aware of, any claim or the basis of any claim that it is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person. In each instance set forth on Schedule 2.24 to this Agreement in which the Company has received notice of a claim that it is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person, the Company has formed a good faith belief that it is not infringing, misappropriating or otherwise violating such Intellectual Property Rights.

                  (c) To the best of the Company's knowledge, no person is infringing, misappropriating or otherwise violating any of the Company's Intellectual Property Rights. There are no pending legal proceedings relating to any Intellectual Property Rights of the Company.

                  (d) The Company has entered into appropriate non-use and non-disclosure and assignment of inventions agreements with all persons that have access to the Company's Intellectual Property Rights and, to the Company's knowledge after due inquiry, no such person has violated or breached any such agreements.

         2.25 Prior Issuances. All prior offers and sales of securities of the Company were (a) exempt from registration under the 1933 Act, (b) registered pursuant to, or exempt from registration under, all pertinent state securities, or Blue Sky, laws, and (c) registered pursuant to, or exempt from registration under, all pertinent foreign securities laws.

         2.26 Tax Consequences of Reorganization. The purchase by the U.S. Corporation of all of the issued and outstanding capital stock of PRIMA Industrie (a) was non-taxable to the U.S. Corporation and its stockholders domiciled in the United States under the Internal Revenue Code of 1986, as amended; and (b) did not subject the U.S. Corporation, Prima Industrie or any other Subsidiary to any tax under the laws of the Republic of Italy.

         2.27 Stock Incentive Plan. The PRIMA Group International, Inc. 1997 Stock Incentive Plan (the "Stock Incentive Plan") permits the granting of incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

         2.28 Florida Compliance. The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person or affiliate located in Cuba.

         2.29 Compliance with Business Advisory Letter. The Company has provided the Representative with a full and complete copy of the business advisory letter received by it from Hein + Associates LLP, dated November 12, 1997 (the "Business Advisory Letter"). Schedule 2.29 hereto sets forth which recommendations contained in the Business Advisory Letter have and have not been fully complied with as of the date hereof.

                                    SECTION 3

                     Issue, Sale and Delivery of the Shares

         3.1 Appointment of Representative. The Company hereby agrees to sell 2,000,000 Shares, and each Member, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Shares set forth opposite its name in Schedule I attached hereto at a purchase price of $____ per Share at the Closing of the Offering (the "Closing"). The Company hereby grants to the Underwriting Group an over-allotment option for a period of thirty (30) days after the Effective Date to purchase at a purchase price of $____ per Share up to 300,000 additional Shares of Common Stock. Such Shares shall be purchased for the account of each Member as nearly as practicable in the proportion that the number of Shares set opposite the name of each of the Members in Schedule I attached hereto bears to the 2,000,000 Shares purchased hereunder prior to the exercise of the over-allotment option. The obligations of the Members hereunder are subject to, among other things: (a) notice from the Commission of effectiveness of the Registration Statement; (b) receipt of written advice from the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to Rule 2710 of the NASD's Conduct Rules, approving the fairness and reasonableness of the underwriting arrangements in connection with the sale of the Shares; (c) qualification of the sale of the Shares under applicable state laws and the absence of any action by any government body, agency or official prohibiting the sale of the Shares; (d) the exemption from registration of the Shares under the laws of the Republic of Italy and any other applicable foreign jurisdiction; and (e) the terms and conditions contained in this Agreement and in the Registration Statement and the Prospectus.

         3.2 Default by a Member. If for any reason one or more Members shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Member, the Company shall immediately give notice thereof to the Representative, and the non-defaulting Members shall have the right, within twenty-four (24) hours after the receipt by the Representative of such notice, to purchase or procure one or more other Members to purchase, in such proportions as may be agreed upon between the Representative and such purchasing Member or Members, and upon the terms herein set forth, the Shares which such defaulting Member or Members agreed to, and subsequently failed, to purchase. If the non-defaulting Members fail to make such arrangements with respect to all such Shares, the number of Shares which each non-defaulting Member is otherwise obligated to purchase under the Agreement shall be automatically increased PRO RATA to absorb the remaining Shares which the defaulting Member or Members agreed to purchase; provided, however, that the non-defaulting Members shall not be obligated to purchase the Shares which the defaulting Member or Members agreed to purchase if the aggregate number of such Shares exceeds ten percent (10%) of the total number of Shares which all Members agreed to purchase hereunder. If the total number of Shares which the defaulting Member or Members agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within twenty-four (24) hours next succeeding the twenty-four (24) hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of such Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing determined as provided in Section 3.6 hereof for not more than seven (7) business days after the date originally fixed as the Closing pursuant to said
Section in order
that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Members nor the Company shall make arrangements within the twenty-four (24) hour periods stated above for the purchase of all the Shares which the defaulting Member or Members agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Member and without any liability on the part of any non-defaulting Member to the Company.

         Nothing contained in this Section 3.2 shall relieve any defaulting Member of its liability, if any, to the Company or to the remaining Members for damages occasioned by its default hereunder.

         3.3 Offering Price. After the Commission notifies the Company that the Registration Statement has become effective, the Members propose to offer the Shares to the public at an Offering Price of $ per Share as set forth in the Prospectus. The Members may allow such concessions and discounts upon sales to selected dealers as may be determined from time to time by the Representative. Payment for the Shares (including Shares included in the over-allotment option) which the Representative agrees to purchase shall be made to the Company to its order by certified or official bank check or checks in the amount of the purchase price by or on behalf of the Representative at the offices of Dorsey & Whitney LLP in Denver, Colorado, or by wire transfer of immediately available funds in the amount of the purchase price pursuant to instructions delivered by the Company, against delivery to the Representative of certificates for the Shares in definitive form in such numbers and registered in such names as the Representative shall request in writing at least two (2) full business days prior to such delivery.

         3.4 Principal Terms of Representative's Warrants. Upon payment for the Shares, at the Closing, the Company shall sell and deliver to the Representative and/or its designees, the Representative's Warrants to purchase a total of 200,000 shares of Common Stock, for a purchase price of $100.00, registered in such names and in such denominations as the Representative shall have requested. The Representative's Warrants shall be in the form attached as Exhibit A hereto and shall be in form and content acceptable to counsel for the Representative. The Representative's Warrants shall evidence the right of the Representative and/or its designees to purchase a total of 200,000 shares of the Common Stock and shall be exercisable commencing one (1) year after the Effective Date and for a period of four (4) years thereafter (such four (4) year period shall be known as the "Representative's Warrant Period") and shall contain anti-dilution and adjustment provisions acceptable to the Representative. The Representative's Warrants shall be exercisable at an exercise price of $ per share (150% of the Offering Price). On the fifth anniversary of the Effective Date, the Representative's Warrants shall expire. The Company will not be obligated to sell and deliver the Representative's Warrants, and the Representative will not be obligated to purchase and pay for the Representative's Warrants, except upon payment for the Shares. The Representative's Warrants to be acquired by the Representative and/or its designees shall be restricted from sale, transfer, exercise, assignment or hypothecation for twelve (12) months after the Effective Date, except that the Representative may elect that the Representative's Warrants be issued in varying amounts directly to its officers, and not to the Representative, or to other Members and their designees. Such designation will only be made at the Closing if the Representative determines that such designation would not violate the interpretation of the Board of Governors of the NASD relating to the review of corporate financing arrangements. The Representative has disclosed to the Company, and the Company has agreed, that the Representative may transfer, after twelve (12) months from the date of the Representative's Warrants, a portion or all of the Representative's Warrants to certain persons, including, but not limited to, the Representative's officers, directors, stockholders, employees or registered representatives. The Representative and the Company agree that such transfers will only be made if they do not violate the registration provisions of the 1933 Act.

         3.5 Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for the securities comprising the Shares and the Representative's Warrants, the Company agrees to make the certificates available for inspection by the Representative at the main office of the Representative in Denver, Colorado, at least one (1) full business day prior to the proposed delivery date.

         3.6 Closing. The delivery of the Shares and payment therefor is herein called the "Closing." The date of the Closing is herein called the "Closing Date." The Company will deliver the certificates for the Shares to the Representative at the offices of the Representative in Denver, Colorado or at such other location as may be specified by the Representative, at 10:00 a.m., New York time, against payment of the purchase price, on the third full business day after commencement of the Offering or, if the Offering commences after 4:30 p.m., New York time, on the fourth full business day after commencement of the Offering, or such earlier time as may be agreed upon by the Representative and the Company. In the event that the Representative elects to exercise any part of the over-allotment option pursuant to Section 3.1 hereof, the time and date of delivery and payment for the Shares to be issued pursuant to said over-allotment option shall be as mutually agreed, but not later than the thirtieth (30th) calendar day after the Effective Date. Said date is hereinafter referred to as the "Over-allotment Closing Date."

         3.7 Representative's Expense Allowance. It is understood that the Company will reimburse the Representative for its expenses on a non-accountable basis in the amount of three percent (3%) of the gross proceeds from the sale of the Shares, including proceeds from the sale of the Shares included in the over-allotment option. In no event shall this expense allowance be refundable or accountable, except as provided in the next paragraph.

         The Company and the Representative mutually acknowledge that the Company has heretofore paid to the Representative $50,000 towards the Representative's nonaccountable expense allowance, and the Representative hereby acknowledges receipt of such portion of the nonaccountable expense allowance. At the Closing and, if applicable, on the Over- allotment Closing Date, the Company shall pay to the Representative the unpaid balance of such expense allowance to defray the expenses incurred by the Representative in connection with the Offering. The Representative's expenses shall include, but are not to be limited to, the fees of Representative's counsel, plus any additional expenses and fees, travel expenses, postage expenses, duplication expenses, long distance telephone expenses and other expenses incurred by the Representative in connection with the proposed sale of the Shares. In the event that the Offering is not consummated for any reason, the Company shall reimburse the Representative for all of its accountable expenses; provided, however, that if such accountable expenses are less than $50,000, any unaccounted for portion of the $50,000 advanced to the Representative for non-accountable expenses will be returned to the Company.

         3.8 Mutual Warranty. The parties represent and warrant that, as of the date hereof and as of the Closing Date, the representations and warranties herein contained and the statements contained in all certificates delivered by any party to another pursuant to this Agreement shall in all respects be true and correct.

         3.9 Sales Reports. The Representative covenants that, reasonably promptly after the Closing Date, it will supply the Company with all information requested in writing by the Company and required from the Representative in connection with its periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "1934 Act") and such additional information as the Company may reasonably request to be supplied to the securities commissions of the states in which the Shares have been qualified for sale.

         3.10 Re-offers By Selected Dealers. In connection with each sale by the Representative of any of the Shares through such dealers and institutions agreeing to purchase Shares under the Selected Dealers Agreement with the Representative (each, a "Selected Dealer"), the Representative shall require the Selected Dealer purchasing any such Shares to agree to re-offer the same on the terms and conditions of the Offering set forth in the Registration Statement and the Prospectus.

                                    SECTION 4

                      Registration Statement and Prospectus

         4.1 Representative's Copies. The Company shall deliver to the Representative, without charge, two (2) signed copies of the Registration Statement, including all financial statements and exhibits and amendments or supplements thereto as filed with the Commission, and shall deliver, without charge to the Representative, an additional seven (7) conformed copies of the Registration Statement and any amendments or supplements thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Representative shall include signed copies of any and all consents and certificates of the independent public accountants certifying to the financial statements included in the Registration Statement and the Prospectus and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by him or her and who is named in the Registration Statement or Prospectus as having prepared, certified or reviewed any part thereof.

         4.2 Copies of Preliminary Prospectus and Prospectus. Prior to the Effective Date, the Company shall procure, at its sole expense, and shall deliver to Members and to other broker/dealers, as many printed copies of each Preliminary Prospectus filed with the Commission bearing the statement required by Rule 481(b)(2) of Regulation C under the 1933 Act as may be required by the Representative. The Company consents to the use of the same by Members and by dealers prior to the Effective Date; provided, however, that with respect to any preliminary prospectus that will not be distributed publicly to potential investors in the Offering (a "Quiet Filing Preliminary Prospectus"), the Representative will be provided with no more than 500 copies of such preliminary prospectus (excluding copies provided to the Representative or its counsel for filing purposes) and will distribute such copies only to originating investment bankers, potential Members in the Underwriting Group and institutional investors. In addition, on and after the Effective Date, the Company shall procure, at its sole expense, as many printed copies of the Prospectus and shall deliver such copies at such business addresses as the Representative may direct for the purposes contemplated by this Agreement and shall deliver such printed copies of the Prospectus within one (1) business day after the Effective Date.


         4.3 Post-Effective Amendments. If, during such period of time as in the opinion of the Representative or its counsel a Prospectus relating to the sale of the Shares contemplated hereby is required to be delivered under the 1933 Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time after the Effective Date to amend or supplement the Prospectus to comply with the 1933 Act, the Company shall forthwith notify the Representative thereof and shall prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and shall furnish and deliver to the Representative and to others whose names and addresses are designated by the Representative, all at the sole expense of the Company, a reasonable number of copies of the amended or supplemented Prospectus which, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances existing when it is delivered to a purchaser or prospective purchaser and which will comply in all respects with the 1933 Act. In the event the Representative shall be required to deliver a Prospectus ninety (90) days or more after the Effective Date, upon request of the Representative, the Company shall prepare promptly such Prospectus as may be necessary to permit compliance with the requirements of Section 10 of the 1933 Act.

         4.4 Use of Prospectus. The Company authorizes the Members, in connection with the distribution of the Shares, and all dealers to whom any of the Shares may be sold to or through the Members, to use the Prospectus, as from time to time may be amended or supplemented, in connection with the Offering and sale of the Shares and in accordance with the applicable provisions of the 1933 Act, the applicable Rules and Regulations and the applicable state securities or Blue Sky laws; provided, however, that the Representative's use of any Quiet Filing Preliminary Prospectus shall be made in accordance with the provisions of
Section 4.2 hereof. Each recipient shall be provided with a copy of the amended Prospectus in the form as amended through the Effective Date.

                                    SECTION 5

                            Covenants of the Company

         The Company covenants and agrees with the Representative and other Members that:

         5.1 Filing of Amendments. After the date hereof, the Company will not at any time, whether before or after the Effective Date, file with the Commission any amendment or supplement to the Registration Statement or Prospectus unless a copy of such amendment or supplement was previously furnished to the Representative and its counsel a reasonable time prior to the proposed filing thereof, and the Representative or its counsel did not reasonably object to such proposed filing on the ground that it is not in compliance with the 1933 Act or the Rules and Regulations. The Company agrees to supply the Representative's counsel with the contents of any oral comments and copies of all comments, correspondence and orders received from the Commission or any state securities administrator in connection with the filing of any Registration Statement or amendment or supplement thereto.

         5.2 Declaration of Effectiveness. The Company shall use its best efforts to cause the Registration Statement and any post-effective amendment subsequently filed with the Commission to become effective as promptly as practicable, but shall not obtain an Effective Date or allow the Registration Statement to become effective without the approval of the Representative. The Company will promptly advise the Representative, and will confirm such advice in writing:

                  (a) of the effectiveness of the Registration Statement or any amendment thereto and of the filing with the Commission of any amendment of or supplement to the Prospectus;

                  (b) of any request or suggestion made by the Commission for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof;

                  (c) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the 1933 Act or of the initiation of any proceeding for that purpose;

                  (d) of the happening of any event which, in the judgment of the Company, makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any change in the Registration Statement or Prospectus in order to make the statements therein not misleading; and

                  (e) of the failure to qualify or the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution of any proceeding for any of such purposes.

The Company shall use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such failure to qualify or any such suspension and to obtain as soon as possible a lifting of any such order, the reversal of any such failure and the termination of any such suspension.


         5.3 Amendments at the Request of the Representative. The Company shall prepare and file promptly with the Commission, upon the request of the Representative, such amendments or supplements to the Registration Statement and the Prospectus, in form satisfactory to counsel to the Company as, in the opinion of counsel to the Representative, may be necessary or advisable in connection with the sale of the Shares, and will use its best efforts to cause the same to become effective as promptly as possible.

         5.4      Blue Sky.

                  (a) The Company shall, at its sole expense and when and as requested by the Representative, apply for and qualify the sale of the Shares in all states in which the Representative reasonably requests in order to qualify under such state's Blue Sky laws. The Company agrees that the Representative will instruct counsel to the Representative to make all of the appropriate filings, and the Company agrees to advance to the

Representative the estimated attorneys' fees of the Representative incurred in connection therewith and to pay any balance of such fees promptly upon the Representative's request therefor. The maximum number of Shares to be offered in the entire Offering shall be registered in each state (or if sales will be permitted by exemption rather than registration, the exemption shall be obtained for such maximum number of Shares), unless the Representative agrees otherwise in writing. The Company will advance to the Representative all filing fees for all state filings. The Company will continue such qualifications in effect so long as required for the purposes of the sale of the Shares. Copies of the applications for the registration of securities filed with the various states shall be supplied to the Company's and Representative's counsel, and copies of all comments and orders received from the various states will be supplied to Company's and Representative's counsel.

                  (b) No less than one week prior to the expected Effective Date of the Registration Statement, and immediately prior to the release of the Preliminary Prospectus, Representative's counsel shall prepare and deliver to both parties and other counsel, a preliminary Blue Sky Memorandum, including, among other things, all states wherein the proposed Offering has been qualified or registered for sale and the number of Shares registered in any such state, and all states where an exemption from qualification or registration is available and the basis therefor. Immediately prior to the Effective Date of the Registration Statement, counsel who prepared the Blue Sky filings shall prepare and deliver to both parties and other counsel a final Blue Sky Memorandum (together with the preliminary Blue Sky Memorandum, the "Blue Sky Memoranda"), including, among other things, all states wherein the Offering may be sold to the public and all states where an exemption from qualification or registration is available, the basis therefor, and the number of Shares which may be sold in each such state.


         5.5 Further Reports. The Company, at its sole expense, shall prepare and give and shall continue to give such financial statements and other information to the Commission and the proper public bodies of the states in which the Shares may be qualified as may be required from time to time by the Commission and such proper public bodies and will furnish the Representative with copies thereof promptly upon the filing thereof with the Commission or such proper public bodies.

         5.6 Reports to Representative. During the period of five (5) years after the Closing Date, the Company shall deliver to the Representative copies of each annual report of the Company, and also shall deliver to the Representative:

                  (a) within ninety (90) days (or such later period for filing of the Company's Annual Report on Form 10-K as may be permitted under Rule 12b-25 or any successor rule or regulation) after the close of each fiscal year of the Company, a financial report of the Company on a consolidated basis (if applicable) and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, an income statement, a statement of cash flow, all to be in reasonable detail and certified by independent public accountants who may, however, be the regularly employed independent public accountant of the Company to the extent included in the Company's Form 10-K for such fiscal year as filed with the SEC;

                  (b) within forty-five (45) days (or such later period for filing of the Company's Quarterly Report on Form 10-Q as may be permitted under Rule 12b-25 or any successor rule or regulation) after the end of each quarterly fiscal period of the Company, other than the last quarterly fiscal period in any fiscal year, copies of the consolidated (if applicable) income statement and statement of changes in financial condition for that period and the balance sheet as of the end of that period of the Company and the income statement, statement of changes in financial condition and the balance sheet of each unconsolidated subsidiary, if any, of the Company for that period, all subject to year-end adjustment, certified by the principal financial or accounting officer of the Company to the extent included in the Company's Form 10-Q for such quarter as filed with the SEC;

                  (c) copies of all other statements, documents or other information which the Company shall mail or otherwise make available to any class of its security holders or shall file with the Commission pursuant to the 1933 Act, the 1934 Act or otherwise; and

                  (d) copies of all news, press or public information releases when made.

         If the Company shall fail to furnish the Representative financial statements as provided in subparagraphs (a) and (b) above within the times specified, and the Company has not received an extension of such time for filing or is not in the immediate process of preparing such filing, the Representative shall have the right to have such financial statements prepared by independent public accountants of its own choosing, and the Company shall furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and shall pay their reasonable fees and expenses in preparing the same.

         5.7 Expenses of Offering. The Company shall pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization, issuance and delivery of the Shares and the Representative's Warrants, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Shares, the Representative's Warrants and Representative's Warrant Stock, if such sales are consummated, the fees and expenses of the Transfer Agent, if any, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing and filing under the 1933 Act and with the NASD of the Registration Statement and the Prospectus and any amendments or supplements thereto, the cost of preparing and filing all exhibits to the Registration Statement, this Agreement, and the Questionnaires to officers, directors and certain stockholders of the Company for the obtaining of information for the Registration Statement and Preliminary and final Prospectus, the fees of the Representative's counsel incurred in connection with the preparation of the Blue Sky Memoranda, the cost of printing and furnishing to the Representative copies of the Registration Statements and copies of the Preliminary and final Prospectus as herein provided and the cost of qualifying the Shares under the state securities or Blue Sky laws as provided in Section
5.4 herein and the laws of the Republic of Italy and any other applicable foreign jurisdiction, including filing fees. In addition to the above, the Company shall also pay all expenses, up to a maximum of $15,000, incurred in connection with the placement of a "tombstone" advertisement in the national edition of THE WALL STREET JOURNAL, INVESTOR'S BUSINESS DAILY, INVESTMENT DEALERS DIGEST and the ROCKY MOUNTAIN NEWS or any other periodical determined appropriate by the Representative, after the Closing. The Company, at its sole expense, shall also make a representative of its management available for the Representative's corporate manager's meeting after the completion of the Offering, and the Company shall be responsible for all reasonable expenses related to such meeting.

         5.8 Stockholder Reports. The Company shall, as promptly as possible after each annual fiscal period, render and distribute reports to its stockholders which will include audited statements of its operations and cash flow during such period and its balance sheet as of the end of such period.

         5.9 1933 Act Reporting. Within the time during which the Prospectus is required to be delivered under the 1933 Act, the Company shall comply, at its own expense, with all requirements imposed upon it by the 1933 Act, the Rules and Regulations as from time to time in force and any order of the Commission, so far as is necessary to permit the continuance of offers, sales and trading of the Shares.


         5.10 Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares solely and exclusively in the manner set forth in the Registration Statement and the Prospectus under the caption "Use of Proceeds."

         5.11 Transfer Sheets. The Company shall issue at the Closing irrevocable instructions to the Transfer Agent to provide the Representative, for its confidential use and at the Company's expense, reasonable access to its daily transfer sheets for a period of three years after the Closing Date, to forward such daily transfer sheets to the Representative bi-weekly for the 60 days following the Closing Date and monthly for the remainder of the first year following the Closing Date, and, annually, for a period of five years after the Closing Date, upon request of the Representative to the Transfer Agent therefor (but more frequently in the event of an investigation requiring the same or inquiry therefor by the Commission or other government body or agency or by the
NASD), to provide the Representative with lists of stockholders of the Company.

         5.12 Information About the Company. The Company shall deliver to the Representative the documents described in Section 2.20. In addition, at Closing, the Company shall deliver to the Representative or its counsel, certificates of good standing for each jurisdiction (whether foreign or domestic) where the Company does business, certificates as to tax status, incumbency or any other certificate or document which the Representative may reasonably require prior to Closing.

         5.13 Due Diligence Investigation for Offering and for Proceedings involving the Representative. Prior to the Closing Date, the Company shall cooperate with the Representative in such investigation as it may make or cause to be made of all the properties, business and operations of the Company in connection with the sale of the Shares, the Company shall make its officers and directors available to the Representative for interrogation, without cost or expense to the Representative, in connection therewith, and the Company shall make available such information in its possession as the Representative may reasonably request. Subsequent to the Closing Date, the Company shall cooperate with the Representative in such investigation as it may make or cause to be made of all the properties, business and operations of the Company in connection with any proceeding in which claims are asserted against the Representative by virtue of its participation in the Offering or in any activities as a broker-dealer in transactions involving the Common Stock or as a market-maker for the Common Stock, the Company shall make its officers and directors available to the Representative for interrogation, without cost or expense to the Representative, in connection therewith, and the Company shall make available such information in its possession as the Representative may reasonably request.


         5.14 Transfer Agent. During the period ending three (3) years after the Closing Date, the Company shall not change or terminate the appointment of the Transfer Agent named in Section 2.22 hereto, without first giving notice to the Representative.

         5.15 Conditions Precedent. The Company shall use due diligence to comply or cause to be complied with all conditions precedent to the obligations of the Representative specified in this Agreement.

         5.16 1934 Act Registration and Reporting; Listing. Simultaneously with a declaration of effectiveness of the Registration Statement, the Company, at its sole cost and expense, shall register the Common Stock by filing with the Commission, pursuant to Section 12(g) of the 1934 Act, a Registration Statement on Form 10, or Form 8-A, or other appropriate filing, containing such information and documents as the Commission may specify (the "1934 Act Registration Statement"). Two (2) signed copies of the 1934 Act Registration Statement, including the certified financial statements and other required exhibits, shall be supplied to the Representative prior to the filing thereof. In addition, any amendments or supplements that may be made by the Company or required by the Commission to the 1934 Act Registration Statement will be furnished to the Representative after the filing thereof with the Commission. The Company shall thereafter comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, so long as the Company is legally required to do so and shall furnish the Representative promptly with copies of all materials filed with the Commission pursuant to the 1934 Act or otherwise furnished to stockholders of the Company. In addition, simultaneously with a declaration of effectiveness of the Registration Statement, the Company agrees to qualify for the listing of its Common Stock on the Nasdaq National Market and to maintain such qualification following the Closing.

         5.17 No Material Change. The Company shall not, except as described in the Prospectus or with approval of the Representative, until (a) the termination of this Agreement prior to the Closing pursuant to Section 9.1 or Section 9.2, or (b) the expiration of ninety (90) days after the Effective Date, whichever occurs later:

                  (a) undertake or authorize any change in its capital structure or authorize or issue or permit any public offering of any additional shares of its capital stock, except as herein provided;

                  (b) authorize, create, issue or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business and maturing not more than twelve (12) months from the date thereof except for recorded loans between the Company and its Subsidiaries pursuant to
(i) arm's length transactions governed by credit terms consistent with typical U.S. banking arrangements or (ii) the credit agreement between the U.S. Corporation and its subsidiaries filed as an exhibit to the Registration Statement; or

                  (c) consolidate, merge or form a joint venture with or into or acquire any other enterprise (whether in the form of a corporation or otherwise) or create any mortgage or lien upon any of its properties or assets other than in the ordinary course of business.

         5.18 Bound Volumes. The Company shall supply to the Representative and the Representative's counsel, at the Company's cost, four (4) sets of bound transcripts each containing all of the Closing materials within a reasonable time after the Closing Date, not to exceed six (6) months.

         5.19 Financial Consulting Agreement. At the time of the Closing, the Company shall enter into a financial consulting agreement with the Representative in the form attached hereto as Exhibit B, pursuant to which the Representative shall receive a consulting fee of $40,000 per annum. The services of the Representative pursuant to such agreement shall include, but shall not be limited to, advising the Company in connection with possible acquisitions, stockholder relations (including the preparation of the Company's annual report to stockholders), long-term financial planning, advice relating to corporate reorganizations, expansion and capital structure, and other financial assistance. The term of the consulting agreement shall be one (1) year, commencing on the Closing Date. The entire consulting fee shall be paid to the Representative on the Closing Date.

         5.20     Additional Financing.

                  (a) If, at the request of the Company, the Representative introduces, negotiates or arranges for a non-public equity or debt financing (including any bridge financing) for the Company, and such financing is accepted and consummated (other than as contemplated herein) on or prior to August 7, 2000, the Company will pay a fee to the Representative for such services equal to ten percent of the equity raised in such transaction.

                  (b) If, at the request of the Company, the Representative (i) arranges for bank debt financing, and such financing is accepted and consummated on or prior to August 7, 2000, or (ii) arranges for the purchase or sale of assets, or for a merger, acquisition or joint venture for the Company, and such transaction is accepted and consummated on or prior to August 7, 2000, the Company will pay a fee to the Representative for such services, calculated as follows:

                  -four percent (4%) of the value of the financing or other transaction to the Company up to and including five million dollars ($5,000,000);
                  -three percent (3%) of the value of the financing or other transaction to the Company greater than five million dollars ($5,000,000) and up to and including six million dollars ($6,000,000);

                  -two percent (2%) of the value of the financing or other transaction to the Company greater than six million dollars ($6,000,000) and up to and including seven million dollars ($7,000,000); and

                  -one percent (1%) of the value of the financing or other transaction to the Company in excess of seven million dollars ($7,000,000).

Notwithstanding the foregoing, nothing in this Agreement shall be construed to require the Company to utilize the services of the Representative for any such additional financing or other transaction, and the Company shall be free to obtain additional financings, and to consummate other transactions, with the assistance of other investment banking firms.

         5.21 Restriction on Sale of Securities. Prior to the declaration of effectiveness of the Registration Statement, the Company will obtain from each key officer, insider and director of the Company, and deliver to the Representative, agreements from said persons concerning restrictions on future sales of securities of the Company owned by them. All of said agreements shall be in a form for which prior approval has been obtained from the Representative, but shall include agreements that such securities and underlying securities may not be publicly sold during the twenty-four (24) month period following the Effective Date, without the prior written consent of the Representative and the Company, which may be withheld in either of their sole discretion; provided, however, that such securities may be sold during that time period, provided that such sale or disposition is a privately negotiated transaction, that the purchaser agrees in writing with the Representative and the Company to the provisions of the transferor's written agreement with the Representative and the Company and that the disposition is otherwise in accordance with applicable securities laws; and further provided, that the Representative will waive the restrictions contained in such agreements, on a pro rata basis to all parties subject to such agreements, if the Company undertakes a public offering or private placement of Common Stock and the underwriter or placement agent for such public offering or private placement agrees that the shares of Common Stock for which such restrictions are waived will be sold as part of the orderly distribution of securities to be sold in such public offering or private placement.

         5.22 Public Relations Firm. The Company shall engage a public relations firm acceptable to the Representative, for a period of one (1) year after the Effective Date; provided, however, that the acceptance of the Representative to such public relations firm shall not be unreasonably withheld.


         5.23 Board of Directors Meetings. For the three (3) year period commencing on the Effective Date, the Company shall give written notice to the Representative of all Board of Directors' meetings at the time such meeting is called and as such notice is given to the Company's directors and the Representative shall be entitled to have an observer attend all such Board of Directors' meetings; provided, however, that the Representative shall pay for any travel costs associated with such observer's attendance at such meetings. Such observer shall be an Affiliate of the Representative, shall have no right to speak at the meetings, and will not be entitled to attend executive sessions of the Board.

In addition, the Company shall promptly forward to the Representative, as completed, minutes of each meeting of the Board of Directors of the Company, or any committee thereof.

         5.24 Fundamental Corporate Transactions. For a period of three (3) years following the Effective Date, the Company shall not make any transfer of a material portion of the assets or capital stock of the Company or any current or future subsidiary (each, a "Company Entity") to any other person or entity (including, without limitation, a Company Entity) without the prior consultation of the Representative, and will submit any proposal for the transfer of any material portion of the assets of the Company to a vote of the stockholders of the Company unless the Representative concurs with the Company that stockholder approval is not necessary.

         5.25 Potential Acquisition of Prima Electronics. In the event that the Company determines to acquire the remaining issued and outstanding capital stock of Prima Electronics not currently held by the Company, the Company will use its best efforts to structure such acquisition as a non-taxable transaction under of the Internal Revenue Code of 1986, as amended, and the laws of the Republic of Italy. In addition, the consideration paid by the Company in exchange for any capital stock of Prima Electronics shall be (a) cash, (b) debt or equity securities of the U.S. Corporation, or (c) some combination thereof.

         5.26     Stock Incentive Plan; Incentive Compensation.

                  (a) Prior to the Closing, the Company shall not issue any award under the Stock Incentive Plan to the extent that such award would cause the aggregate number of shares of Common Stock underlying awards issued under the Stock Incentive Plan to equal or exceed fifty-five percent (55%) of the number of shares of Common Stock authorized for issuance pursuant to awards granted under the Stock Incentive Plan.

                  (b) For the three (3) year period commencing on the Effective Date, the Company will not grant any bonus or incentive compensation (whether in the form of cash, awards granted under the Stock Incentive Plan, or other securities of the Company) to any person to the extent that the aggregate of such compensation granted by the Company to all persons during the fiscal year in which such grant is made would decrease the Company's earnings for such fiscal year by an amount greater than or equal to five percent (5%) of the Company's earnings in the prior fiscal year; provided, however, that such grants may decrease the Company's earnings for such fiscal year by an amount greater than five percent (5%), but not to exceed ten percent (10%), to the extent that, and only to the extent that, such additional grants are made in connection with the establishment of an employee stock ownership plan that will purchase shares of the Company's Common Stock on the open market.

         5.27 Composition of Board of Directors. For the three (3) year period commencing on the Effective Date, the Company will use its best efforts to insure that, at all times, at least three (3) members of the Board of the U.S. Corporation are citizens of the United States.

         5.28 Compliance with Business Advisory Letter. The Company will fully implement all recommendations contained in the Business Advisory Letter which have not been implemented as of the date hereof within the time frame set forth on Schedule 5.28 hereto.

         5.29 Qualification of Shares in Italy. Following the Closing, the Company will use its best efforts to, as soon as practicable, qualify the Shares with Italian regulatory authorities for sale to the general public in Italy.


                                    SECTION 6

                                 Indemnification

                  (a) The Company agrees to indemnify and hold harmless the Representative and each person, if any, who controls the Representative, its affiliated companies and each of the Representative's and such affiliated companies' respective officers, directors, agents and controlling persons (within the meaning of each of Section 20 of the 1934 Act and Section 15 of the 1933 Act) (each of the foregoing, including the Representative, is individually referred to in this Section 6 as a "Representative" and collectively are referred to as the "Representative") against any losses, claims, damages, liabilities or expenses, joint or several, brought by a third party, to which such Representative or each such controlling person may become subject, under the 1933 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or made orally or in writing to the Representative or to any representative of a Member, or the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the breach or violation of any covenant of the Company made in this Agreement; or (iv) the inaccuracy or failure of any representation or warranty of the Company in this Agreement; provided, however, that the Company will not be liable in any such case to the extent that, with respect to clauses (i) and (ii) of this Section 6(a), any such loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, the Representative in writing specifically for use in the preparation of the Registration Statement or any amendment or supplement thereto, any such Preliminary Prospectus or the Prospectus or other application or statement filed under any states' securities, or blue sky, law or any such amendment thereof or supplement thereto. Subject to the provisions of this
Section 6, the Company will reimburse such Representative for any legal or other expenses reasonably incurred by such Representative in connection with investigating, defending or settling any such loss, claim, liability or action. This indemnity agreement is in addition to any liability which the Company may otherwise have at law or in equity. Any losses, claims, damages, liabilities or expenses for which the Representative is entitled to indemnification under this
Section 6 shall be paid by the Company as such losses, claims, damages, liabilities or expenses are incurred. At the election of the Representative, and subject to subsection (c) below, the Representative may request, and is entitled to receive, from the Company reimbursement for legal or other expenses reasonably incurred on a monthly basis, with the effect that the Company will pay in full each detailed invoice for legal or other expenses incurred by the Representative within thirty (30) days after the date of presentation thereof by the Representative.

                  (b) The Representative agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such director, officer, or controlling person may become subject, under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Representative or based upon written information furnished by the Company or the Representative and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Representative shall only be obligated to indemnify such person or persons in each of the above cases only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with information contained in the material set forth under the section entitled "Underwriting" of the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. Any losses, claims, damages, liabilities or expenses for which the Company is entitled to indemnification under this Section 6 shall be paid by the Representative as such losses, claims, damages, liabilities or expenses are incurred. This indemnity agreement is in addition to any liability which the Representative may otherwise have at law or in equity.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve it from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for such party or parties and any controlling persons to be represented by separate counsel by reason of a conflict of interest of the counsel chosen by the indemnifying party, any indemnified party shall have the right to employ separate counsel to represent it and other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by any party hereunder, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. In any such event, the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless either (i) the nature of the claim makes it reasonable to engage counsel in more than one jurisdiction, or (ii) in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expense of additional counsel or counsels for the indemnified parties. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. In the event that an indemnifying party assumes the defense of a claim in accordance with its obligation to indemnify under this Section 6, it is understood and agreed that the indemnifying party will thereby assume a fiduciary duty to the indemnified party to conduct the defense of such claim consistent with the interests of the indemnified party.

                                    SECTION 7

                           Effectiveness of Agreement

                  This Agreement shall become effective the later of (a) the date and time that this Agreement is executed and delivered by the parties hereto and (b) at 10:00 a.m., Eastern Daylight Time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as the Representative in its discretion shall first release the Shares for offering to the public. For purposes of this Section 7, the Shares shall be deemed to have been released to the public upon release by the Representative of the publication of a newspaper advertisement relating to the Shares or upon release of a telegram or a letter offering the Shares for sale to securities dealers, whichever shall first occur.

                                    SECTION 8

                 Conditions to the Representative's Obligations

         The Representative's obligation to purchase the Shares and to make payment to the Company hereunder on the Closing Date and on the Over-allotment Closing Date shall be subject to the accuracy, as of the Closing Date and the Over-allotment Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions specified in the subsections of this Section 8.

         8.1 Effective Date. The effective date of the Registration Statement (the "Effective Date") shall occur on or prior to 1:00 p.m., Denver, Colorado time, on ____________ __, 1998, or such later date as the Representative may agree to in writing. On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the 1933 Act or otherwise shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities administrator; any request for additional information on the part of the Commission, the NASD or any state securities administrator shall have been complied with to the satisfaction of the Commission, the NASD or such state securities administrator, as the case may be; and neither the

Registration Statement, the Prospectus nor any amendment thereto shall have been filed to which counsel to the Representative reasonably shall have objected in writing.

         8.2 Accuracy of Registration Statement. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Representative, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         8.3 Casualty. Between the date hereof and the Closing Date and Over-allotment Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity, rebellion, civil uprising, act of a foreign state, or any other cause of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance.

         8.4 Litigation. Except as set forth in the Registration Statement, between the date hereof and the Closing Date and the Over-allotment Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other government body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition, income or prospects of the Company.

         8.5 No Material Change. Except as contemplated herein or as set forth in the Registration Statement and the Prospectus, during the period subsequent to the Effective Date, and prior to the Closing Date and the Over-allotment Closing Date: (a) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the Effective Date, and (b) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise. At the Closing Date and the Over-allotment Closing Date, the capital stock and surplus accounts of the Company shall be substantially the same as at the Effective Date, without considering the proceeds from the sale of Shares, other than as may be set forth in the Registration Statement and the Prospectus.

         8.6 Review by Representative's Counsel. The authorization of the Shares and the Representative's Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to the Representative and its counsel, and the Company shall have furnished the Representative and such counsel such documents as they may have requested to enable them to evaluate the matters referred to in this Section 8.6.

         8.7 Opinion of Company Counsel. The Company shall have furnished to the Representative the opinion, dated the Closing Date or the Over-allotment Closing Date (as the case may be), addressed to the Representative, of Rayburn, Moon & Smith, P.A. and/or such other counsel as may be acceptable to the Representative, to the effect that, based upon a review by them of the Registration Statement, the Prospectus, the Company's articles of incorporation, bylaws and relevant corporate proceedings, an examination of such statutes and such other investigation by such counsel as they deem necessary to express such opinion:

                  (a) The Company and each of its Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation (specifying the same and attaching a certificate of good standing for each), with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and the Prospectus.

                  (b) The Company and each of its Subsidiaries is duly qualified and registered to transact the business in which it is engaged and is qualified and in good standing in each and every foreign or domestic jurisdiction in which its ownership of property or its conduct of business requires such qualification or registration and in which failure to so qualify would have a material adverse effect upon the business of the Company.


                  (c) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Shares and the Representative's Warrants conform to the statements concerning them in the Registration Statement and the Prospectus. The outstanding Common Stock of the Company has been duly and validly issued and is fully paid and nonassessable and is not subject to any preemptive rights. Cumulative voting is not permitted by the holders of any of the Company's securities. No stockholder of the Company is subject to personal liability solely on the basis of his, her or its ownership of capital stock of the Company. The Shares and the shares of Representative's Warrant Stock issuable upon exercise of the Representative's Warrants, have been duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, equities and claims whatsoever, and will not be subject to any preemptive rights.

                  (d) The Representative's Warrants have been duly and validly authorized and issued and are valid and binding instruments enforceable against the Company in accordance with their terms.

                  (e) A sufficient number of shares of Common Stock have been duly reserved for issuance as Representative's Warrant Stock upon exercise of the Representative's Warrants.

                  (f) The holders of the issued and outstanding shares of Common Stock are, and the holders of the Shares, Representative's Warrant Stock and Representative's Warrants (when such securities have been issued and fully paid for in accordance with the provisions of the Registration Statement and in the Representative's Warrants, as applicable) will be, entitled to the rights and preferences set forth in the certificates representing the same and in the Representative's Warrants, as applicable.

                  (g) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the Shares, the Representative's Warrant Stock or the Representative's Warrants, or the other transactions contemplated by this Agreement, except as required under the 1933 Act or state Blue Sky or other securities laws.

                  (h) The issuance and sale of the Shares, the Representative's Warrant Stock and the Representative's Warrants and the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the Company's Articles of Incorporation or its Bylaws (as each is currently in effect), or any note, indenture, mortgage, lease, deed of trust, bank loan or credit agreement or other agreement, instrument or undertaking (however characterized or described) known to such counsel to which the Company is a party or by which the Company or any of its property is bound or any existing laws, order, rule, regulation, writ, injunction or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

                  (i) The Registration Statement and the Prospectus have become effective under the 1933 Act and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the 1933 Act or otherwise has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the 1933 Act or otherwise. The Registration Statement and the Prospectus, and each amendment and supplement thereto, comply as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder (except that no opinion needs to be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus).

                  (j) The Company owns or holds by valid lease the real and personal properties as shown in the Registration Statement and the Prospectus and, to the extent such properties are owned by the Company, they are owned free and clear of all liens, encumbrances and equities of record except for those expressly referred to in the Registration Statement and the Prospectus and except for those as do not in the opinion of counsel adversely affect materially the value of such assets and except for the lien of current taxes not then due.

                  (k) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

                  (l) The U.S. Corporation, directly or indirectly through one or more Subsidiaries, owns 59.998% of the issued and outstanding capital stock of Prima Electronics and 99.98% of the issued and outstanding capital stock of each of the other Subsidiaries. All of the Company's capital stock of Prima Industrie is held in the name of the U.S. Corporation. All of the Company's capital stock of Prima Electronics is held in the name of Prima Industrie. The Company does not, directly or indirectly, own capital stock, or hold an ownership interest in, any entities other than the Subsidiaries.

                  (m) The form of certificate for the Shares is in due and proper form and complies with all applicable statutory requirements.

                  (n) All prior offers and sales of securities of the Company were (i) exempt from registration under the 1933 Act, (ii) registered pursuant to, or exempt from registration under, all pertinent state securities, or Blue Sky, laws, and (iii) registered pursuant to, or exempt from registration under, all pertinent foreign securities laws.

                  (o) The purchase by the U.S. Corporation of all of the issued and outstanding capital stock of PRIMA Industrie constituted a non-taxable transaction to the U.S. Corporation and to its stockholders domiciled in the United States under the Internal Revenue Code of 1986, as amended.

                  (p) The Stock Incentive Plan permits the granting of incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

                  (q) To such counsel's knowledge after due inquiry, there are no pending legal proceedings relating to any Intellectual Property Rights of the Company, and no such proceedings are threatened or contemplated.

         Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement in form satisfactory to the Representative's counsel as the Representative shall reasonably request. As an illustration of the foregoing, but not as a limitation thereof, it is expected that such opinion will cover the ownership by the Company of all licenses required to conduct their businesses and such matters concerning disclosure of and compliance with applicable environmental laws or regulations as may be deemed advisable by the Representative.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or the Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements, in connection with such counsel's representation of the Company in the preparation of the Registration Statement and the Prospectus, nothing came to the attention of such counsel which caused it to conclude that, as of the Effective Date, the

Closing Date or the Over-allotment Closing Date, as the case may be, and except to the extent that the Preliminary Prospectus anticipates facts true as of the Effective Date, the Registration Statement or any further amendment thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         Any portion of such opinion as to the enforceability of any agreement may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, and (ii) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         8.8 Opinion of Italian Counsel. The Company shall have furnished to the Representative the opinion, dated the Closing Date or the Over-allotment Closing Date (as the case may be), addressed to the Representative, of Chiomente Studio Legale and/or such other counsel as may be reasonably acceptable to the Representative, to the effect that, based upon a review by them of the Registration Statement, the Prospectus and such other investigation by such counsel as they deem necessary to express such opinion:

                  (a) Each of the Italian Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the Republic of Italy (attaching a certificate of good standing for each), with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and the Prospectus.

                  (b) Each of the Italian Subsidiaries is duly qualified and registered to transact the business in which it is engaged and is qualified and in good standing in each and every foreign or domestic jurisdiction in which its ownership of property or its conduct of business requires such qualification or registration and in which the failure to so qualify would have a material adverse effect upon the business of the Company.

                  (c) The outstanding capital stock of each of the Italian Subsidiaries has been duly and validly issued and is fully paid and nonassessable and is not subject to any preemptive rights. Cumulative voting is not permitted by the holders of such company's securities. No stockholder of such company is subject to personal liability (including, without limitation, any liability upon the insolvency of such Italian Subsidiary) solely on the basis of his, her or its ownership of capital stock of such company.

                  (d) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities under the laws of the Republic of Italy are necessary for the valid authorization, issuance or sale of the Shares, the Representative's Warrant Stock, the Representative's Warrants, or the other transactions contemplated by this Agreement.


                  (e) With respect to each Italian Subsidiary, the issuance and sale of the Shares, the Representative's Warrant Stock and the Representative's Warrants and the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, such company's Articles of Incorporation, its Bylaws or any similar governing document or instrument (as each is currently in effect).

                  (f) The U.S. Corporation owns 59.998% of the issued and outstanding capital stock of Prima Electronics and 99.98% of the issued and outstanding capital stock of Prima Industrie.

                  (g) All prior offers and sales of securities of each of the Italian Subsidiaries were registered pursuant to, or exempt from registration under, Italian securities laws and were issued and sold in accordance with the laws of the Republic of Italy.

                  (h) The purchase by the U.S. Corporation of all of the issued and outstanding capital stock of Prima Industrie, and the granting to the U.S. Corporation of security interests in the Intellectual Property Rights did not subject the U.S.

Corporation, Prima Industrie or any Subsidiary to any tax under the laws of the Republic of Italy.

                  (i) The statements in the Registration Statement and the Prospectus that purport to describe Italian law, the recapitalization of Prima Industrie, the corporate structure of the Italian Subsidiaries and the legal implications thereof, provide a fair and accurate description of such matters.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or the Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements, in connection with such counsel's representation of the Company in the preparation of the Registration Statement and the Prospectus, nothing came to the attention of such counsel which caused it to conclude that, as of the Effective Date, the Closing Date or the Over-allotment Closing Date, as the case may be, and except to the extent that the Preliminary Prospectus anticipates facts true as of the Effective Date, the Registration Statement or any further amendment thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto (other than the financial statements and notes thereto and other financial and statistical data included therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         8.9 Opinion of Intellectual Property Counsel. The Company shall have furnished to the Representative the opinion, dated the Closing Date or the Over-allotment Closing Date (as the case may be), addressed to the Representative, of Buzzi Notaro & Antonielli d'Oulx and/or such other counsel as may be reasonably acceptable to the Representative, to the effect that, based upon a review by them of the Registration Statement, the Prospectus and such other investigation by such counsel as they deem necessary to express such opinion:

                  (a) The Company owns or is licensed to use, in each case free and clear of all liens or encumbrances and rights thereto or therein by third parties, all Intellectual Property Rights necessary or advisable to conduct the business now being, or proposed to be, conducted by the Company as described in the Registration Statement and the Prospectus.

                  (b) All of the Intellectual Property Rights are cross-licensed to the U.S. Corporation from the Italian Subsidiaries without the payment of any royalties to the extent such Intellectual Property Rights are used in the development of new products or technology pursuant to the Company's "Laser On-Line" program. The Joint Development Agreement among the U.S. Corporation and each of the Italian Subsidiaries provides the U.S. Corporation with the exclusive right to use outside of Italy any Intellectual Property Rights developed pursuant to the Company's "Laser On-Line Program."

                  (c) To such counsel's knowledge after due inquiry, the Company is not infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person and, except as set forth with particularity on
Schedule 2.25 to this Agreement, the Company has not received any notice of, and is not aware of, any claim that it is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person. As to each instance described in Schedule 2.25 to this Agreement in which the Company has received notice of a claim that it is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any person, the Company has a good faith basis to believe that, and to such counsel's knowledge after due inquiry, has formed a belief that, it is not infringing, misappropriating or otherwise violating such Intellectual Property Rights.

                  (d) To such counsel's knowledge after due inquiry, no person is infringing, misappropriating or otherwise violating any of the Company's Intellectual Property Rights.


                  (e) The statements in the Registration Statement and the Prospectus under the heading, "Risk Factors -- Uncertainty Regarding Protection of Proprietary Technology and Patents," insofar as such statements purport to describe the Company's Intellectual Property Rights, provide a fair and accurate description of such Intellectual Property Rights.

                  (f) To such counsel's knowledge after due inquiry, there are no pending legal proceedings relating to any

Intellectual Property Rights of the Company, and no such proceedings are threatened or contemplated.

         8.10 Opinion of Counsel for Miojusti Investments BV. The Representative shall have received an opinion of counsel for Miojusti Investments BV ("Miojusti"), or other documentation that it deems satisfactory, in its sole discretion, that there has been no violation of Section 16 of the 1934 Act as a result of the transactions involving Miojusti described in the Registration Statement and the Prospectus.

         8.11 Auditor's Letter. On the Closing Date and the Over-allotment Closing Date, the Representative shall have received from Hein + Associates LLP an opinion letter dated the Closing Date or the Over-allotment Closing Date (as the case may be) stating that:

                  (a) They are independent public accountants within the meaning of the 1933 Act and the Rules and Regulations, and the response to Item 509 of Regulation S-K as reflected by the Registration Statement is correct insofar as it relates to them;

                  (b) In their opinion, the financial statements and supporting schedules of the Company examined by them at all dates and for all periods referred to in their opinion letter and included in the Registration Statement and the Prospectus comply as to form in all material aspects with the applicable requirements of the 1933 Act and the published Rules and Regulations with respect to registration statements on Form S-1;

                  (c) On the basis of certain indicated procedures (but not necessarily an examination in accordance with generally accepted accounting principles), including an examination of the Company's underlying financial books and records, debt instruments (if any) of the Company described in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries to the officers of the Company and other persons responsible for the Company's financial and accounting matters, and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the date of the last audited financial statement, to a specified date not more than five (5) days prior to the date of such opinion letter:


                           (i) there has been any material change in the
financial position of the Company not contemplated by and disclosed in the Prospectus;

                           (ii) there has been any material change in the
capital stock and surplus accounts of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor or in the debt of the Company from that shown in its audited balance sheet, in the Registration Statement and the Prospectus, other than as set forth or contemplated by the Registration Statement and the Prospectus;

                           (iii) there have been any material decreases in
working capital or shareholders' equity (deficit) as compared with amounts shown in the last audited balance sheet included in the Prospectus; or

                           (iv) there were any material decreases, as compared
with amounts shown in the last audited balance sheet, in the cash balance, except in all instances for changes disclosed in or contemplated by the Registration Statements and Prospectus; and

                  (d) On the basis of their examinations referred to in their opinion letter, report and consent included in the Registration Statement and the Prospectus and the indicated procedures and discussions referred to in clause (c) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (i) the financial statements set forth in the Registration Statement and the Prospectus do not present fairly the financial position and results of operations of the Company, for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown, and (ii) the dollar amounts, percentages and other financial information set forth in the Registration Statement and the Prospectus under the captions "Prospectus Summary," "Summary Consolidated Financial Data," "Risk Factors," "Capitalization," "Dilution," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

         8.12 Officer's Certificate. The Company shall have furnished to the Representative certificates of the President and Chief Financial Officer (or the executive officer that performs the duties typically performed by the President or the Chief Financial Officer (as the case may be)) of each of the U.S. Corporation, Prima Industrie and Prima Electronics, and attested by the Secretary (or the executive officer that performs the duties typically performed by the Secretary) of each such company, dated the Closing Date and the Over- allotment Closing Date, to the effect that:


                  (a) There is no litigation, arbitration, claim by any current or former employee or any form of regulatory proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement and the Prospectus which is not disclosed. There is no material contract required to be filed as an exhibit to the Registration Statement which has not been so filed.

                  (b) The representations and warranties of the Company in this Agreement are true and correct at and as of the date of the certificate. The Company has complied with all of its covenants and agreements herein contained. No stop order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the 1933 Act or otherwise has been issued at or before the date of the certificate and no proceeding for that purpose have been initiated at or before the date of the certificate and, to the best of their knowledge, no such proceeding has been threatened by the Commission. Any request for additional information on the part of the Commission or NASD (to be included in the Registration Statement or the Prospectus or any amendment or supplement thereto or otherwise) has been complied with to the reasonable satisfaction of counsel for the Representative and no amendment or supplement to the Registration Statement or Prospectus has been filed to which counsel for the Representative has reasonably objected after adequate notice.

                  (c) There has been no material adverse change in the general affairs of the Company, financial or otherwise, except as disclosed or indicated in the Registration Statement and the Prospectus.

                  (d) Since the Effective Date, there has not been any material transaction entered into by the Company other than in the ordinary course of business.

                  (e) There are no material direct or indirect contingent liabilities or obligations of the Company not disclosed in the Registration Statement and the Prospectus.

                  (f) Since the Effective Date, the Company has not sustained any loss on account of fire, flood, accident or other calamity of such character as to interfere materially with the continuous operation of the Company's business or which materially adversely affects the financial position or business of the Company regardless of whether or not such loss shall have been insured.

                  (g) The Company is not delinquent in the filing of any federal, state or municipal or other local, state or municipal taxes required to be reported and paid; to the best of their knowledge (after diligent investigation in connection therewith) there is no proposed redetermination or reassessment of such taxes adverse to the Company; and the Company has paid or provided for, by adequate reserves, all known tax liabilities.


                  (h) This Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach by the Company of any term of, or constitute a default under, any indenture, mortgage, lease, deed of trust, bank loan or credit agreement or any other agreement, instrument or undertaking (however characterized or described) of the Company, including by way of specification but not by way of limitation, any agreement or instrument to which the Company is now a party or pursuant to which it has acquired any right or obligation by succession or otherwise, and that any existing agreement materially affecting the Company has been delivered to the Representative or its counsel.

                  (i) They have examined the Registration Statement and the Prospectus and, in their opinion (i) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus are true and correct and the Registration Statement and the Prospectus do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (such opinion need not be expressed, however, as to any material contained in the Registration Statement and the Prospectus furnished by the Representative), and (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement to or amendment of the Registration Statement or Prospectus which has not been set forth in such supplement or amendment.

                  (j) At and as of the Effective Date and the date of the certificate, there are no agreements, understandings or negotiations in force and effect, in process or contemplated by them or of which they are aware to the best of their individual and collective knowledge which, if in force and effect or in process or so contemplated would be required to be disclosed.

                  (k) The officers and directors of the Company have not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's Common Stock to facilitate the sale and resale of the Shares.

         8.13 Secretary's Certificate. The Representative shall have received from the Secretary (or the executive officer that performs the duties typically performed by the Secretary) of each of the U.S. Corporation, Prima Industrie and Prima Electronics a certificate of incumbency, dated as of the Closing Date, certifying the names, titles and signatures of the officers authorized to execute, deliver and perform this Agreement. Attached to such certificate shall be a copy of the Bylaws of the Company and, in the case of the U.S. Corporation, the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement. Such certificate shall also certify that the Articles of Incorporation of the Company, the Bylaws of the Company and, in the case of the U.S. Corporation, such resolutions have been validly adopted and have not been amended or modified, except as described in the Prospectus.


         8.14 Opinion of Representative's Counsel. The Representative shall have received from Dorsey & Whitney LLP, counsel for the Representative, a satisfactory opinion dated the Closing Date or the Over-Allotment Closing Date (as the case may be), with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         8.15 Opinion of Underwriters' Italian Counsel. The Representative shall have received from such counsel as it may choose, a satisfactory opinion dated the Closing Date or the Over-Allotment closing Date (as the case may be) to the effect that the sale of the Shares to investors in Italy, as described in the Registration Statement and the Prospectus, may be made pursuant to an exemption from registration under the laws of the Republic of Italy.

         8.16 Tender of Securities. All the Shares being offered by the Company and the Representative's Warrants shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

         8.17 Blue Sky Qualification. The Shares shall be qualified in such states as determined under Section 5.4 hereof, and each qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         8.18 Approval of Representative's Counsel. All opinions, letters, certificates and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld.

         8.19 Officer's Certificate as a Company Representation. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative will be deemed a representation and warranty by the Company to the Representative as to the statements made therein.

         8.20 Exchange Listing. The Company's Shares must be qualified for listing on the Nasdaq National Market (the "Exchange") on the Effective Date of the Registration Statement.


         8.21 Board Committees. A compensation committee, which shall consist of at least two (2) independent outside board members, shall be in place to review executive compensation and make recommendations to the Board of Directors on an as needed basis. An audit committee of the Board of Directors shall be in place consisting of at least two (2) independent outside directors. Such audit committee shall be charged with reviewing all systems and making recommendations for corrective actions to the Board of Directors on an as needed basis.

                                    SECTION 9

                                   Termination

         9.1 Termination by Representative. This Agreement may be terminated by the Representative by notice to the Company in the event the Company shall have failed or been unable to comply with any of the terms, conditions, representations, warranties, covenants or other provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by Representative in writing.

         9.2 Termination by Representative--"Market Out". This

Agreement may be terminated by Representative by notice to the Company at any time if, in the sole judgment of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because of: (a) material adverse changes in the Company's business, business prospects, management, earnings, properties or conditions, financial or otherwise; (b) any action, suit or proceedings, threatened or pending, at law or equity against the Company, or by any federal, state or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, business prospects, properties, financial condition, income or earnings of the Company; (c) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on a registered securities exchange, or trading in securities generally on any such exchange shall have been suspended, or a general moratorium upon the trading in securities shall have been established by federal or state authorities; (d) substantial and material changes in the condition of the market beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the judgment of the Representative to proceed with this Agreement or with the offering; (e) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares; (f) the Company is notified that the Shares will not be listed for trading on the Exchange as required under this Agreement; or (g) any suspension of trading in the Common Stock in the over-the-counter market or the interruption or termination of quotations of the Shares on the Exchange.

         9.3 Survival of Obligations After Termination. Any termination of this Agreement under Section 9.1 or Section 9.2 hereof shall be without liability of any nature whatsoever (including, but not limited to, loss of anticipated profits or consequential damages) on the part of either party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 5.7 (subject to the limitation which entitles the Representative to return or be paid only the accountable out-of-pocket expenses described therein); and the Company and the Representative shall be obligated to pay, respectively, all losses, claims, demands, liabilities and expenses under Section 6.

         9.4 Suspension Proceedings. It is understood that the Company and the Representative will each advise the other party immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer any of the Company's Shares or the issuance of any "suspension orders," "stop orders" or other prohibitions preventing or impairing the proposed offering by the Commission or other regulatory authority.

                                   SECTION 10

                 Representative's Representations and Warranties

         The Representative represents, warrants and agrees with the Company that:

         10.1 Registration as Broker-Dealer. The Representative is registered as a Broker/Dealer with the Commission and in the State of Colorado and are members in good standing of the NASD.

         10.2 No Pending Proceedings. Except as otherwise disclosed in the Registration Statement, there is not now pending or threatened against the Representative any material action or proceeding of which the Representative has been advised, either in any court of competent jurisdiction, before the Commission or before any state securities commission concerning the Representative's activities as a broker or dealer that is material to this offering, nor has the Representative been named as a "cause" in any such action or proceeding.

         10.3 Compliance with NASD Rules. Assuming that each of the representations and warranties of the Company contained in Section 2 hereof is true, complete and correct, all selling activities of the Representative with respect to the Offering will be conducted in accordance with the rules of the NASD and the SEC.

         10.4 Finder. The Representative represents that no finder's fee has been or will be paid in connection herewith. It is understood that should a claim be made for any finder's fee in connection with the sale of the Shares and based upon any agreement by the Representative, the Representative will indemnify the Company with respect to any such claim in accordance with the procedures set forth in Section 6(c) hereof.

                                   SECTION 11

                                     Notices

         All notices, demands or requests required or authorized hereunder shall only be deemed given sufficiently if in writing and hand delivered by messenger or courier service or sent by registered mail or certified mail, return receipt requested and postage prepaid, in the case of the Representative:

         Chatfield Dean & Co., Inc.
         7935 East Prentice Avenue, Suite 200
         Greenwood Village, Colorado 80111
         Attention: Sanford D. Greenberg, President

         with a copy to:

         Dorsey & Whitney LLP
         370 Seventeenth Street, Suite 4400
         Denver, Colorado  80202
         Attention:  Kevin A. Cudney, Esq.

         , and, in the case of the Company:

         The PRIMA Group International, Inc.
         447 South Sharon Amity, Suite 250
         Charlotte, North Carolina 28226
         Attention:  James R. Currier, President

         with a copy to:

         Rayburn, Moon & Smith, P.A.
         The Carillion
         227 West Trade Street, Suite 1200
         Charlotte, North Carolina 22802-1675
         Attention:  C. Richard Rayburn, Jr., Esq.


         Any such notice shall be deemed effectively given on the earlier of the date of actual receipt or the third (3rd) business day after delivered, telecopied, or deposit of the notice with the United States Postal Service.

                                   SECTION 12

                                  Miscellaneous

         12.1 Sole Benefit. This Agreement is made solely for the benefit of the Company, the Representative, other Members, their respective officers and directors and any controlling person


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thereof (within the meaning of Section 15 of the 1933 Act) and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors" or "successors and assigns" shall not under any circumstance include any purchaser, as such purchaser, of the Shares from any person or of any of the Representative's Warrants or shares of the Representative's Warrant Stock from any person unless otherwise expressly provided herein. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior agreements and understandings, including, but not limited to, the Letter of Intent by and between the Company and the Representative dated August 7, 1997.

         12.2 Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers or directors and the Representative as set forth in or made pursuant to this Agreement, and the indemnity agreements of the Company and the Representative contained in Section 6 hereof shall survive and remain in full force and effect regardless of: (a) any investigation or inspection made by or on behalf of the Company or the Representative or any such officer or director of either of them or any controlling person (within the meaning of Section 15 of the 1933 Act) of the Company or of the Representative; (b) delivery of or payment for the Shares; and (c) the Closing Date.

         12.3 Specific Performance. The Company hereby acknowledges that any breach of the covenants contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.19, 5.21, 5.22, 5.23,
5.24, 5.25, 5.26, 5.27, 5.28 and 5.29 of this Agreement by the Company would cause the Representative irreparable harm and that a remedy at law for such breach would be inadequate. The Company therefore hereby agrees that, in addition to any other available remedy at law or in equity, injunctive relief and specific performance may be granted in any proceeding commenced by the Representative to enforce this Agreement without the necessity of proof that any other remedy at law is inadequate.

         12.4 Governing Law. This Agreement and all instruments, if any, delivered in connection herewith or pursuant hereto shall be governed by and construed in accordance with the substantive laws of the State of Colorado, without regard to conflicts of law principles.

         12.5 Jurisdiction. The parties hereto (a) agree that any action, suit or proceeding arising in connection with this

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


Agreement or the transactions contemplated hereby will be brought only in the federal or state courts sitting in Denver County, Colorado, (b) hereby irrevocably submit to the jurisdiction of such courts for purposes of adjudicating any such action, suit or proceeding, and (c) waive any objection based on lack of personal jurisdiction, FORUM NON CONVENIENS or any other objection to venue in such courts.

         12.6 Waiver. All the rights and remedies of any party under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. Unless expressly stated to the contrary elsewhere herein, no delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement or any agreement or instrument executed in connection with this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement or any agreement or instrument executed in connection with this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.



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



         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose wherein this letter and your acceptance shall become and evidence a binding contract between us.

                                           Very truly yours,

                                            The PRIMA Group International, Inc.,
                                             a Delaware corporation


                                           By:
                                               James R. Currier, President


ACCEPTED AND CONFIRMED AS OF THE ___ DAY OF _______, 1998:

Chatfield Dean & Co., Inc. (for itself and as representative of Members of the Underwriting Group)



By:___________________________
      Kenneth L. Greenberg
      Vice President
       Corporate Finance
       Mergers and Acquisitions

                       THE PRIMA GROUP INTERNATIONAL, INC.

                                   SCHEDULE I


         This Schedule sets forth the name of each Member referred to in the above Agreement and the number of Shares to be purchased by each Member.

               Name                                   Number of Shares
               ----                                   ----------------


                                                  Total
=============                                             ================





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



                       THE PRIMA GROUP INTERNATIONAL, INC.

                                  SCHEDULE 2.19

                                  SUBSIDIARIES

                       THE PRIMA GROUP INTERNATIONAL, INC.

                                  SCHEDULE 2.23

                             EMPLOYEE BENEFIT PLANS

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                       THE PRIMA GROUP INTERNATIONAL, INC.

                                  SCHEDULE 2.24

             NOTICES OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

                       THE PRIMA GROUP INTERNATIONAL, INC.

                                  SCHEDULE 2.29

          COMPLIANCE WITH BUSINESS ADVISORY LETTER AS OF THE DATE HEREOF

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                       THE PRIMA GROUP INTERNATIONAL, INC.

                                  SCHEDULE 6.28

             TIME FRAME FOR FULL COMPLIANCE WITH BUSINESS ADVISORY LETTER








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